UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 193

March 6, 2014
Date of Report (date of Earliest Event Reported)

GAWK INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

NEVADA	333-180611	33-1220317
(State or Other Jurisdiction of	(Commission File No.)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

5300 Melrose Avenue Suite 42 Los Angeles, CA 90038
(Address of principal executive offices and zip code)

888-754-6190
(Registrant’s telephone number, including area code)
NOT APPLICABLE
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02        Unregistered Sales of Equity Securities

Effective March 6, 2014, the Board of Directors of the Company approved the issuance of 1,000 shares of Series A Preferred Stock (as defined and described below under Item 5.03) (the “Series A Preferred Stock”) to TEKNOVU, Inc. or its assigns (“TEKNOVU”) in exchange for TEKNOVU’s cancellation of 150,000,000 shares, representing the ownership of approximately 50%, of the Company’s Common Stock.  TEKNOVU, Inc. is beneficially owned and controlled by Scott Kettle, the Company’s founder and Chief Information Officer.  TEKNOVU, Inc. retains ownership of 75,000,000 shares of common stock in the Company after this cancellation.

We claim an exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Act”) since the foregoing issuance did not involve a public offering, the recipient took the securities for investment and not resale, the recipient took securities in exchange for other securities already held in the Company, we took appropriate measures to restrict transfer, and the recipient had access to similar documentation and information as would be required in a Registration Statement under the Act. No underwriters or agents were involved in the foregoing issuance and the Company paid no underwriting discounts or commissions.

The foregoing description of the terms of the Action by Written Consent of the Board of Directors of Gawk Incorporated dated March 6, 2014 (“Board Consent”) is qualified in its entirety by reference to the provisions of the Certificate of Designation filed as Exhibit 10.2 and the Board Consent, filed as Exhibit 10.1 to this report, which are incorporated by reference herein.

Series A

ITEM 5.03        Amendment to Articles of Incorporation or Bylaws

In a Board Consent dated March 6, 2014 the Board of Directors approved the filing of a Certificate of Designation establishing the designations, preferences, limitations and relative rights of the Company’s Series A Preferred Stock (the “Designation” and the “Series A Preferred Stock”).  The Board of Directors authorized the issuance of 1,000 shares of Series A Preferred Stock, which the Board agreed to issue to TEKNOVU or its assigns, upon the Company filing the Certificate of Designation with the Nevada Secretary of State. The terms of the Certificate of Designation of the Series A Preferred Stock, which was filed with the State of Nevada on March 6, 2014, include the right to vote in aggregate, on all shareholder matters equal to 51% of the total vote (“Super Majority Voting Rights”).  The Series A Preferred Stock will be entitled to this 51% voting right no matter how many shares of common stock or other voting stock of the Company are issued or outstanding in the future.

A copy of the Certificate of Designation that was filed with the Nevada Secretary of State on March 6, 2014 is attached hereto as Exhibit 10.2 of this Report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The following Exhibits are furnished herewith:

Exhibit Number	Description
10.1	Action By Written Consent of the Board of Directors of Gawk Incorporated dated March 6, 2014 (Re: Certificate of Designation)

10.2	Certificate of Designation Series A Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAWK INCORPORATED

Date: March 7, 2014	By:	/s/ MARS CALLAHAN
Name: Mars Callahan
Title: President, Chief Executive Officer